Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

February 11, 2019

Organogenesis Holdings Inc.

85 Dan Road

Canton, Massachusetts 02021

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Organogenesis Holdings Inc., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-3, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the registration for re-sale of (i) 23,695,170 shares (the “Common Shares”) of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), (ii) an aggregate of 2,232,700 shares of Common Stock issuable upon exercise of outstanding private placement warrants (as defined in the Registration Statement) and exchange warrants (as defined in the Registration Statement) (collectively, the “Private Placement Warrant Shares”) and (iii) an aggregate of 5,155,455 shares of Common Stock issuable upon exercise of outstanding options issued to and held by the Company’s executive officers (the “Option Shares”), each of such Common Shares, Private Placement Warrant Shares and Option Shares to be offered and sold from time to time by the selling stockholders listed or to be listed in the Registration Statement under the heading “Selling Stockholders”. In addition, the Registration Statement relates to the registration for offer and sale by the Company of up to 15,500,000 shares of Common Stock (together with the Private Placement Warrant Shares, the “Warrant Shares”) issuable upon exercise of outstanding public warrants (as defined in the Registration Statement). This opinion is furnished to you at your request in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Certificate of Incorporation and Bylaws of the Company, each as restated or amended to date, records of meetings and consents of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and each as provided to us by the Company, and the Registration Statement and the exhibits thereto. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; and (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the certificates or other documents representing the Common Shares were duly executed and delivered; and (vi) the certificates or other documents representing the Warrant Shares and Option Shares will be duly executed and delivered.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Common Shares have been validly issued and are fully paid and non-assessable;

(ii)

when the Warrant Shares are issued in accordance with the terms of the relevant warrants, and the Company has received the consideration provided for by such warrants, the Warrant Shares will be validly issued, fully paid and non-assessable; and

(iii)

when the Option Shares are issued in accordance with the terms of the options, and the Company has received the consideration provided for by such options, the Option Shares will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Common Shares, Warrant Shares and Option Shares while the Registration Statement is effective.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon or referred to for any other purpose, nor may it be used, circulated, quoted or otherwise relied upon or referred to by any other person, for any purpose, without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law, as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie S. Aarestad
A Partner